Exhibit 99.1

BRIGHT HEALTH GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

•Q4’22 Results from Continuing Business: Revenue of $551.4 million, Net Loss of $188.2 million, Adjusted EBITDA Loss of $108.5 million
•Full Year 2022 Results from Continuing Operations: Revenue of $2.4 billion, Net Loss of $638.0 million, Adjusted EBITDA Loss of $233.5 million
•Maintaining expectation for 2023 Adjusted EBITDA profitability†

MINNEAPOLIS, MN (March 1, 2023) (BUSINESSWIRE) – Bright Health Group, Inc. (“Bright Health” or the “Company”) (NYSE: BHG), the technology enabled, value-driven healthcare company serving aging and underserved consumers with unmet clinical needs, today reported financial results for its fourth quarter and full year ended December 31, 2022.

“The Fourth Quarter and Fiscal Year of 2022 marked a year of significant transition, as we focus on our continuing business, which is anchored by our Consumer Care and Bright HealthCare segments, and successfully exit our ACA insurance business” said Mike Mikan, President and CEO of Bright Health Group. “While we recognize the significant work ahead of us, we have conviction in our go forward strategy. We are taking actions to best position the business for capital efficient, long-term growth as work to build a strong foundation with value-driven care. We are also taking early, but meaningful, steps to refocus and simplify our business, while we are gaining more certainty on the final obligations for our discontinued operations and strengthening our capital position.”

“As we continue to expand our refined model, we are confident that the continuing business is well-suited to capitalize on both the market environment as it stands today and the significant future upside of the industry,” added Mr. Mikan. “Most importantly, none of this would be possible without our dedicated team. In the face of a challenging year, we are grateful for their unwavering commitment to our mission, making healthcare right, together.”

Key Metrics

	As of December 31,
	2022	2021
Consumer and Patient Metrics
Bright HealthCare Commercial Consumers	1,020,000	610,000
Bright HealthCare Medicare Advantage Consumers	125,000	117,000
Consumer Care Value-Based Consumers	530,000	170,000

	Three Months Ended		Twelve Months Ended
($ in thousands)	December 31,		December 31,
	2022	2021	2022	2021
Financial Metrics
Revenue	$551,425	$380,223	$2,412,030	$1,513,033
Medical Cost Ratio - Bright HealthCare(1)	100.1%	96.9%	93.9%	97.3%
Operating Cost Ratio	33.7%	49.4%	26.2%	34.9%
GAAP Net Loss(2)	$(668,561)	$(816,165)	$(1,359,880)	$(1,178,365)
Adjusted EBITDA (non-GAAP)	$(108,516)	$(121,071)	$(233,489)	$(321,317)

(1)Medical Cost Ratio for Bright HealthCare for the three months ended December 31, 2022 and 2021, include a 210 basis point and 290 basis point, respectively, unfavorable impact from COVID-19 related costs. Medical Cost Ratio for the twelve months ended December 31, 2022 and 2021, include a 220 basis point and 460 basis point, respectively, unfavorable impact from COVID-19 related costs.
(2)The GAAP Net Loss for the twelve months ended December 31, 2022 included EBITDA related adjustments from continuing operations of $404.5 million, and over $180 million of investment impairments, restructuring costs, goodwill and intangibles impairments and other exit related costs related to discontinued operations.

See the table at the end of this release for additional information and a reconciliation of the non-GAAP measure used in the table above.

Financial Outlook

For full year 2023, Bright Health Group is providing the following guidance and commentary:

Bright Health Group’s 2023 outlook remains consistent with the update provided in January 2023, but the company’s expectation for Revenue is now lower due to our finalized accounting treatment on certain value-based care contracts. Operating Cost expectations are unchanged, but is now forecast to be a higher percent of Revenue.

•Bright Health Group’s Enterprise Revenue is expected to be between $2.9 billion and $3.1 billion.
•On a segment basis, Bright HealthCare Revenue is expected to be greater than $1.8 billion, while Consumer Care Revenue is expected to be between $1.1 billion and $1.3 billion.
•Enterprise Adjusted Operating Cost Ratio is expected to be between 13% and 14%†
•Bright Health Group expects to be Adjusted EBITDA profitable in 2023†

Liquidity and Going Concern

Bright Health Group noted in a Form 8-K filed this morning that during the First Quarter of 2023 the Company breached the minimum liquidity covenant of its credit facility. Bright Health has been working cooperatively with its bank group and, as described in such Form 8-K, has entered into a waiver and amendment to its credit facility which reduced the minimum liquidity requirement until April 30th. As of February 24, 2023, the Company possesses more than $150 million in non-regulated cash, nearly all of which is in cash and cash equivalents. Additionally, the Company had over $2.8 billion of additional cash and short- or long-term investments held by its regulated insurance subsidiaries as of December 31, 2022.

Bright Health Group expects to file its Annual Report on Form 10-K within the next 15 days, which will include a disclosure around substantial doubt of the Company’s ability to continue as a “going concern”. This is predicated on the Company’s ability to obtain additional capital to fund our ongoing operations over the next twelve months. The Bright Health Board of Directors has formed a Special Committee and the Company has hired outside advisors to evaluate options addressing the Company’s liquidity position that ensure the best possible outcome for Bright Health.

Earnings Conference Call

As previously announced, Bright Health Group will discuss the Company’s results, strategy, and outlook on a conference call with investors at 8:00 a.m. Eastern Time today. Bright Health Group will host a live webcast of this conference call which can be accessed from the Investor Relations page of the company’s website (investors.brighthealthgroup.com). Following the call, a webcast replay will be available on the same site. This earnings release and the Form 8-K filed March 1, 2023, can be accessed on the Investor Relations page of the Company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts.

About Bright Health Group

Bright Health Group is a technology enabled, value-driven healthcare company that organizes and operates networks of affiliate care providers to be successful at managing population risk. We focus on serving aging and underserved consumers that have unmet clinical needs through our Fully Aligned Care Model in Florida, Texas and California, some of the largest markets in healthcare where 26% of the U.S. aging population call home. We believe everyone should have access to personal, affordable, and high-quality healthcare. Our mission is to Make healthcare right. Together. For more information, visit www.brighthealthgroup.com.

Notes

† Reconciliations of projected Adjusted EBITDA and projected Adjusted Operating Cost Ratio to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. With respect to Adjusted EBITDA, these GAAP measures may include the impact of such items as interest expense, income tax expense, depreciation and amortization, impairment of goodwill or intangible assets, transaction costs, share-based compensation expense, changes in the fair value of equity securities, changes in the fair value of contingent consideration, contract termination costs, restructuring costs; and the tax effect of all such items. Historically, the Company has excluded these items from non-GAAP financial measures. With respect to Adjusted Operating Cost Ratio, these GAAP measures may include the impact of such items as stock-based compensation, changes in the fair value of contingent consideration, contract termination costs, and depreciation and amortization. The Company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as a decision to exit part of the business, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward-Looking Statements

Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” “ensure,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations with respect to Bright Health Group, Inc. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated

in these statements. Factors that might materially affect such forward-looking statements include: our ability to continue as a going concern; our ability to comply with the terms of our credit facility, including financial covenants, both during and after any waiver period, and/or obtain any additional waivers of any terms of our credit facility to the extent required; our ability to quickly and efficiently wind down our IFP businesses and MA businesses outside of California; potential disruptions to our business due to our corporate restructuring and resulting headcount reduction; our ability to accurately estimate and effectively manage the costs relating to changes in our businesses offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our and our Care Partner’s abilities to obtain and accurately assess, code, and report risk adjustment factor scores; our ability to contract with care providers and arrange for the provision of quality care; our ability to accurately estimate our medical expenses, effectively manage our costs and claims liabilities or appropriately price our products and charge premiums; our ability to obtain claims information timely and accurately; the impact of the ongoing COVID-19 pandemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage the growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to the new risks associated with our expansion into ACO Reach; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

###

Investor Contact:
Stephen Hagan
IR@brighthealthgroup.com

Media Contact:
media@brighthealthgroup.com

Bright Health Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$466,325	$289,283
Short-term investments	13,206	144,477
Accounts receivable, net of allowance of $6,098 and $3,417, respectively	73,605	98,882
Direct contracting performance year receivable	99,181	—
Current assets of discontinued operations	2,783,474	1,027,345
Prepaids and other current assets	134,843	100,213
Total current assets	3,570,634	1,660,200
Other assets:
Long-term investments	5,401	18,608
Property, equipment and capitalized software, net	42,596	38,344
Goodwill	760,078	830,992
Intangible assets, net	249,083	336,995
Long-term assets of discontinued operations	—	668,695
Other non-current assets	37,260	44,505
Total other assets	1,094,418	1,938,139
Total assets	$4,665,052	$3,598,339
Liabilities, Redeemable Noncontrolling Interests, Redeemable Preferred Stock and Shareholders’ Equity (Deficit)
Current liabilities:
Medical costs payable	$411,753	$263,187
Accounts payable	67,854	57,888
Unearned revenue	242	2,585
Short-term borrowings	303,947	155,000
Current liabilities of discontinued operations	2,783,474	1,696,040
Other current liabilities	121,424	108,849
Total current liabilities	3,688,694	2,283,549
Other liabilities	36,673	41,263
Total liabilities	3,725,367	2,324,812
Redeemable noncontrolling interests	219,758	128,407
Redeemable Series A preferred stock, $0.0001 par value; 750,000 and — shares authorized in 2022 and 2021, respectively; 750,000 and — shares issued and outstanding in 2022 and 2021, respectively	747,481	—
Redeemable Series B preferred stock, $0.0001 par value; 175,000 shares authorized in 2022 and 2021, respectively; 175,000 and — shares issued and outstanding in 2022 and 2021, respectively	172,936	—
Shareholders’ equity (deficit):
Common stock, $0.0001 par value; 3,000,000,000 shares authorized in 2022 and 2021; 630,271,508 and 628,622,872 shares issued and outstanding in 2022 and 2021, respectively	63	63
Additional paid-in capital	2,972,271	2,861,243
Accumulated deficit	(3,156,395)	(1,700,851)
Accumulated other comprehensive (loss) income	(4,429)	(3,335)
Treasury stock, at cost, 2,522,148 shares at December 31, 2022 and 2021	(12,000)	(12,000)
Total shareholders’ equity (deficit)	(200,490)	1,145,120
Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and shareholders’ equity (deficit)	$4,665,052	$3,598,339

Bright Health Group, Inc. and Subsidiaries
Consolidated Statements of Income (Loss)
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2022		2021		2022		2021
Revenue:
Premium revenue	$354,842		$398,150		$1,764,949		$1,390,330
Direct Contracting revenue	188,652		—		654,087		—
Service revenue	10,731		11,028		48,013		42,469
Investment income	(2,800)		(28,955)		(55,019)		80,234
Total revenue	551,425		380,223		2,412,030		1,513,033
Operating expenses:					—		—
Medical costs	519,291		359,820		2,206,243		1,294,158
Operating costs	185,731		187,797		632,030		527,453
Restructuring charges	20,869		—		31,739		—
Goodwill impairment	1,208		—		71,225		—
Intangible assets impairment	—		—		42,611		—
Depreciation and amortization	10,402		9,358		50,430		35,049
Total operating expenses	737,501		556,975		3,034,278		1,856,660
Operating loss	(186,076)		(176,752)		(622,248)		(343,627)
Interest expense	6,386		947		12,821		7,230
Other income	—	—	—	—	(784)	—	(1,226)
Loss from continuing operations before income taxes	(192,462)		(177,699)		(634,285)		(349,631)
Income tax (benefit) expense	(4,228)		(8,295)		3,680		(26,521)
Net loss from continuing operations	(188,234)		(169,404)		(637,965)		(323,110)
Loss from discontinued operations, net of tax	(480,327)		(646,761)		(721,915)		(855,255)
Net loss	$(668,561)		$(816,165)		$(1,359,880)		$(1,178,365)
Net earnings from continuing operations attributable to noncontrolling interests	$(11,012)		$(1,143)		$(95,664)		$(6,497)
Series A preferred stock dividend accrued	$(9,806)		$—		$(37,889)		$—
Series B preferred stock dividend accrued	$(1,798)		$—		$(1,798)
Net loss attributable to Bright Health Group, Inc. common shareholders	$(691,177)		$(817,308)		$(1,495,231)		$(1,184,862)

Basic and diluted loss per share attributable to Bright Health Group, Inc. common shareholders
Continuing operations	(0.34)		(0.27)		(1.23)		(0.84)
Discontinued operations	(0.76)		(1.03)		(1.15)		(2.18)
Basic and diluted loss per share	(1.10)		(1.30)		(2.38)		(3.02)

Bright Health Group, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(1,359,880)	$(1,184,862)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	50,575	35,484
Impairment of intangibles	49,331	—
Impairment of goodwill	75,372	—
Share-based compensation	109,713	68,423
Deferred income taxes	2,027	(25,654)
Unrealized gain on equity securities	55,449	(80,231)
Impairment of investments	67,723	—
Other, net	17,077	20,254
Changes in assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	28,787	(32,941)
Direct Contracting receivable	(99,181)	—
Other assets	(14,744)	(143,463)
Medical cost payable	279,563	475,461
Risk adjustment payable	1,012,720	742,075
Accounts payable and other liabilities	2,727	192,611
Unearned revenue	(42,760)	14,902
Net cash provided by operating activities	234,499	82,059
Cash flows used in investing activities:
Purchases of investments	(1,457,444)	(1,017,588)
Proceeds from sales, paydown, and maturities of investments	1,055,479	926,901
Purchases of property and equipment	(27,448)	(30,414)
Business acquisitions, net of cash acquired	(310)	(431,791)
Net cash used in investing activities	(429,723)	(552,892)
Cash flows from financing activities:
Proceeds from issuance of preferred stock	920,417	—
Proceeds from issuance of common stock	1,315	11,390
Net proceeds from short-term borrowings	148,947	155,000
Payments for debt issuance costs	—	(3,391)
Distribution to noncontrolling interest holders	(4,311)	—
Proceeds from IPO	—	887,328
Payments for IPO offering costs	—	(6,686)
Net cash provided by financing activities	1,066,368	1,043,641
Net increase in cash and cash equivalents	871,144	572,808
Cash and cash equivalents – beginning of year	1,061,179	488,371
Cash and cash equivalents – end of year	$1,932,323	$1,061,179

Bright Health Group, Inc. and Subsidiaries
Segment Information
(in thousands)
(Unaudited)

Bright HealthCare	Three Months Ended		Twelve Months Ended
($ in thousands)	December 31,		December 31,
Statements of income (loss) data:	2022	2021	2022	2021

Bright HealthCare:
Revenue:
Premium revenue	393,200	367,910	1,652,045	1,297,273
Investment income	328	(185)	410	(80)
Total revenue	393,528	367,725	1,652,455	1,297,193
Operating expenses				—
Medical costs	393,406	356,591	1,550,934	1,262,407
Operating costs	59,715	70,491	187,191	189,648
Goodwill impairment	—	—	70,017	—
Depreciation and amortization	4,411	4,342	17,702	14,245
Total operating expenses	457,532	431,424	1,826,289	1,466,300
Operating loss	$(64,004)	$(63,699)	$(173,834)	$(169,107)

Medical Cost Ratio (MCR)	100.1%	96.9%	93.9%	97.3%

Consumer Care	Three Months Ended		Twelve Months Ended
($ in thousands)	December 31,		December 31,
Statements of income (loss) data:	2022	2021	2022	2021

Consumer Care
Revenue:
Premium revenue	$168,063	$116,418	$1,141,936	$338,391
Direct Contracting revenue	188,652	—	654,087	—
Service revenue	10,731	11,028	48,013	42,469
Investment income	(3,128)	(28,770)	(55,429)	80,314
Total revenue	364,318	98,676	1,788,607	461,174
Operating expenses:			—	—
Medical costs	476,316	221,143	1,844,578	432,318
Operating costs	57,799	39,155	189,586	125,444
Goodwill impairment	1,208	—	1,208	—
Intangible assets impairment	—	—	42,611	—
Depreciation and amortization	3,680	3,971	24,252	18,333
Total operating expenses	539,003	264,269	2,104,351	576,095
Operating loss	$(174,685)	$(165,593)	$(315,744)	$(114,921)

Non-GAAP Financial Measures

We use the non-GAAP financial measure Adjusted EBITDA. We define Adjusted EBITDA as Net Loss excluding loss from discontinued operations, Interest Expense, Income Taxes, Depreciation and Amortization, adjusted for the impact of impairment of goodwill or intangible assets, acquisition and financing-related transaction costs, share-based compensation, changes in the fair value of contingent consideration, changes in the fair value of equity securities, contract termination costs and restructuring costs. This non-GAAP measure has been presented in this quarterly Earnings Release as a supplemental measure of financial performance that is not required by or presented in accordance with GAAP because we believe it assists management and investors in comparing our operating performance across reporting periods on a consistent basis by excluding and including items that we do not believe are indicative of our core operating performance. Management believes this measure is useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered as an alternative to Net Income (Loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of Adjusted EBITDA has limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in thousands)	2022	2021	2022	2021
Net loss	$(668,561)	$(813,375)	$(1,359,880)	$(1,178,365)
Loss from discontinued operations (a)	480,327	646,762	721,915	855,255
EBITDA adjustments from continuing operations:
Interest expense	6,386	948	12,821	7,230
Income tax (benefit) expense	(4,228)	(8,296)	3,680	(26,521)
Depreciation and amortization	10,402	9,358	50,430	35,049
Goodwill impairment	1,208	—	71,225	—
Intangible assets impairment	—	—	42,611	—
Transaction costs (b)	1,407	(4,854)	1,661	2,064
Share-based compensation expense (c)	32,450	25,190	109,713	68,423
Change in fair value of equity securities (d)	10,892	28,780	80,231	(80,231)
Change in fair value of contingent consideration (e)	332	(5,584)	332	(4,221)
Contract termination costs (f)	—	—	1,241	—
Restructuring costs (g)	20,869	—	30,531	—
EBITDA adjustments from continuing operations	79,718	45,542	404,476	1,793
Adjusted EBITDA	$(108,516)	$(121,071)	$(233,489)	$(321,317)

(a)Beginning in fourth quarter of 2022, Adjusted EBITDA excludes the impact of discontinued operations. The comparable period in 2021 has been recast to exclude these impacts. Represents losses associated with the Commercial business segment that we exited at the end of 2022. The loss from discontinued operations includes over $165 million and over $180 million of investment impairments, restructuring costs, goodwill and intangibles impairments and other exit related costs for the three and twelve months ended December 31, 2022, respectively.
(b)Transaction costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to business combinations and certain costs associated with our initial public offering. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.
(c)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards.
(d)Beginning in 2022, Adjusted EBITDA excludes the impact of changes in unrealized gains and losses on equity securities. The comparable period in 2021 has been recast to exclude changes in unrealized gains and losses on equity securities.
(e)Represents the non-cash change in fair value of contingent consideration from business combinations, which is remeasured at fair value each reporting period.
(f)Represents amounts paid for early termination of existing vendor contracts.
(g)Restructuring costs represent severance costs as part of a workforce reduction in 2022 and impairment of certain long-lived assets relating to our decision to exit the Commercial business for the 2023 plan year.